Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-164446 and No. 333-187373) and Form S-8 ( No. 333-24929, No. 333-31397, No. 333-134394 and No. 333-134395) of The Hanover Insurance Group, Inc. of our report dated February 24, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
February 24, 2014